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                                                                    Exhibit 23.1




                       Consent of Independent Accountants

                  We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 19, 2002 relating to the financial statements and financial statement schedule, which appears in Take-Two Interactive Software, Inc.'s Annual Report on Form 10-K for the year ended October 31, 2002.


/s/ PricewaterhouseCoopers LLP

New York, New York
April 9, 2003